Exhibit 10.49

AMENDMENT NO. 8 TO

AUCTION 73 FLOATING RATE PROMISSORY NOTE

AMENDMENT NO. 8, dated as of March 12, 2010 (the “Amendment”), to the Auction 73 Floating Rate Promissory Note, dated as of March 31, 2008, as previously amended (the “Auction 73 Floating Rate Promissory Note”), issued by Cellco Partnership, a Delaware general partnership (the “Borrower”), and payable to Verizon Financial Services LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Borrower and the Lender have agreed to amend certain provisions of the Auction 73 Floating Rate Promissory Note;

NOW, THEREFORE, the Borrower and the Lender hereby amend the Auction 73 Floating Rate Promissory Note as follows:

1. The first paragraph of the Auction 73 Floating Rate Promissory Note is hereby amended by (i) deleting the date “March 31, 2010” and (ii) inserting in lieu thereof the date “October 31, 2010”.

2. The third paragraph of the Auction 73 Floating Rate Promissory Note is hereby amended to add the term “Alltel Divestiture Markets” in proper alphabetical order, which shall have the following meaning:

“Overlapping wireless properties in 105 operating markets in 24 states that the Borrower agreed to divest in connection with obtaining regulatory approvals for the acquisition of Alltel Corporation from the Department of Justice and the Federal Communications Commission.”

3. The third paragraph of the Auction 73 Floating Rate Promissory Note is hereby further amended to add the term “Mandatory Prepayment” in proper alphabetical order, which shall have the following meaning:

“Any repayment of principal required prior to the Maturity Date by the terms of this Auction 73 Floating Rate Promissory Note.”

4. The third paragraph of the Auction 73 Floating Rate Promissory Note is hereby further amended to add the term “Structuring Fee” in proper alphabetical order, which shall have the following meaning:

“An amount equal to the principal amount of this Auction 73 Floating Rate Promissory Note outstanding at the close of business on March 30, 2010 multiplied by 10 basis points, due upon the signing of Amendment 8 to this Auction 73 Floating Rate Promissory Note and payable by the Borrower to the Lender on March 31, 2010.”

5. The fourth paragraph of the Auction 73 Floating Rate Promissory Note is hereby amended by (i) deleting the first sentence and (ii) inserting in lieu thereof the following sentence:

“As more fully described below, the principal amount of this Auction 73 Floating Rate Promissory Note that shall be outstanding from time to time shall bear interest until paid in full at a rate per annum equal to One-Month LIBOR plus a spread of 110 basis points as in effect for each interest period; provided however that, notwithstanding anything herein to the contrary, if the calculated rate per annum in effect for any interest period exceeds 5.80%, the interest rate per annum in effect for such interest period shall be 5.80%.”

6. The Auction 73 Floating Rate Promissory Note is hereby amended by inserting the following as a new sixth paragraph and a new seventh paragraph:

“Borrower shall pay Lender the Structuring Fee on March 31, 2010.

Prior to the Maturity Date, Borrower shall be required to repay the unpaid principal sum or any portion thereof under this Auction 73 Floating Rate Promissory Note, plus all interest accrued thereon plus all other sums due and payable to Lender, without penalty, with all cash proceeds received from the sale of any Alltel Divestiture Markets within 5 business days of receipt of such cash proceeds. For the avoidance of doubt, this payment shall be a Mandatory Prepayment.”

7. The existing seventh paragraph of the Auction 73 Floating Rate Promissory Note is hereby amended by (i) deleting clause (a) and (ii) inserting the following in lieu thereof:

“(a) Borrower fails to pay (i) interest on this Auction 73 Floating Rate Promissory Note for five days after payment is due, (ii) a Mandatory Prepayment for five days after such Mandatory Prepayment is due, (iii) the Structuring Fee when due; or (iv) the principal on this Auction 73 Floating Rate Promissory Note when due;”

8. This Amendment of the Auction 73 Floating Rate Promissory Note shall be effective without any exchange of the Auction 73 Floating Rate Promissory Note for a new Auction Rate 73 Floating Rate Promissory Note reflecting the amendment contained herein. The parties hereby authorize the Borrower to attach this amendment or make appropriate notations on the Auction 73 Floating Rate Promissory Note, which notations, if made, shall evidence the terms of this Amendment.

9. This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Auction Rate 73 Floating Rate Promissory Note shall remain in full force and effect and shall be otherwise unaffected hereby.

10. Each reference in the Auction 73 Floating Rate Promissory Note to “this Auction 73 Floating Rate Promissory Note,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Auction 73 Floating Rate Promissory Note as amended hereby.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12. This Amendment and the rights and obligations of the parties under this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

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IN WITNESS WHEREOF, the Borrower hereto has caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELLCO PARTNERSHIP

By:	/s/ John Townsend
Name:	John Townsend
Title:	Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

VERIZON FINANCIAL SERVICES LLC

By:	/s/ Janet M. Garrity
Name:	Janet M. Garrity
Title:	President and Treasurer